Exhibit 99.3

PRESS RELEASE

THE CHEESECAKE FACTORY ANNOUNCES FIVE MILLION SHARE
INCREASE IN SHARE REPURCHASE AUTHORIZATION

Company Repurchased 2.2 Million Shares in the Fourth Quarter of Fiscal 2007

FOR IMMEDIATE RELEASE	CONTACT: JILL PETERS
(818) 871-3000

Calabasas Hills, CA – December 7, 2007 – The Cheesecake Factory Incorporated (NASDAQ: CAKE) today announced that the Company’s Board of Directors has approved a five million share increase in the Company’s share repurchase authorization.  The Company’s total repurchase authorization is now 21 million shares, of which approximately 13.5 million shares have been repurchased.

The Company repurchased 2.2 million shares in the current quarter for an aggregate price of approximately $49 million. These repurchases were funded through a combination of cash on hand and borrowings available under the Company’s revolving credit facility.  As a result of the timing of the shares repurchased and the methods of funding, the Company expects the impact on diluted net income per share in the fourth quarter of fiscal 2007 to be neutral.

There are approximately 7.5 million shares remaining in the Company’s current repurchase authorization under which the Company may buy back shares in the open market or in private transactions from time to time as market conditions, stock price or other factors warrant.  The authorization does not require the Company to purchase shares, does not have an expiration date and may be terminated at any time.

“We repurchased approximately $250 million of our common stock in fiscal 2007, demonstrating our commitment to return capital to shareholders while continuing to grow our business at a healthy rate,” said David Overton, Chairman and CEO.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated created the upscale casual dining segment in 1978 with the introduction of its namesake concept and continues to define it today with the two highest productivity concepts in the industry.  The Company operates 139 restaurants throughout the U.S. under The Cheesecake Factory® name with an extensive menu of more than 200 items and average annual unit sales of approximately $10.6 million.  Grand Lux Cafe®, the Company’s second concept, has 12 units in operation across the U.S. offering a broad menu of more than 150 items and average annual unit sales of approximately $12.6 million.  The Company also operates two bakery production

The Cheesecake Factory Incorporated

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

facilities in Calabasas Hills, CA and Rocky Mount, NC that produce over 50 varieties of quality cheesecakes and other baked products.  Additionally, the Company operates one self-service, limited menu express foodservice operation and licenses two bakery cafe outlets to another foodservice operator.  For more information, please visit thecheesecakefactory.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements in this release are generally identified by words such as “believes,” “anticipates,” “plans,” “expects,” “will,” and “would,” and similar expressions that are intended to identify forward-looking statements.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.  Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements.  Approximately 7.5 million shares of the Company’s common stock may be purchased under the Company’s share repurchase authorization.  This authorization does not require the Company to purchase a specific number of shares and it may be modified, suspended or terminated at any time.  The timing and number of shares repurchased pursuant to the share repurchase authorization will be subject to a number of factors, including current market conditions, legal constraints and available cash or other sources of funding. Forward-looking statements speak only as of the dates on which they were made.  The Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise unless required to do so by the securities laws.  Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s filings with the Securities and Exchange Commission.  These filings are available on a website maintained by the Securities and Exchange Commission at www.sec.gov.

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